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                                                                   Exhibit 99.3

                            ISI STRATEGY FUND, INC.
                         MANAGED MUNICIPAL FUND, INC.
                   NORTH AMERICAN GOVERNMENT BOND FUND, INC.
                      TOTAL RETURN US TREASURY FUND, INC.

                      INSURANCE AGREEMENT AMONG INSUREDS
                           REQUIRED BY RULE 17g-1(f)

                               November 1, 2006

ISI Strategy Fund, Inc., Managed Municipal Fund, Inc., North American Government Bond Fund, Inc. and Total Return US Treasury Fund, Inc. (each a "Fund"), corporations organized under the laws of the State of Maryland, with their principal office and place of business at 40 West 57th Street, 18th Floor, New York, NY 10019, are named as insureds in a joint fidelity bond issued by Great American Insurance Company ("Great American"). The joint fidelity bond issued by Great American provides coverage for larceny and embezzlement, among other things, in the principal amount as determined by Rule 17g-1(d) of the Investment Company Act of 1940 ("the Act"). Pursuant to Rule 17g-1(f) of the Act, each of the undersigned hereby agrees that in the event recovery is received under this joint fidelity bond as a result of a loss sustained by a Fund and one or more other named insureds, each Fund shall receive an equitable and proportionate share of the recovery equal at least to the amount each would have received had a single insured bond, with minimum coverage as required by Rule 17g-1(d)(1) under the Act, been provided and maintained by each Fund. In addition, the joint insureds agree that the premium cost shall be allocated amongst the insureds based on the proportion each Fund's required coverage bears to the total of those required coverages.

ISI STRATEGY FUND, INC.                    MANAGED MUNICIPAL FUND, INC.

By: /s/ R. Alan Medaugh                    By: /s/ R. Alan Medaugh
    --------------------------------           ------------------------
    R. Alan Medaugh                            R. Alan Medaugh
    President                                  President

NORTH AMERICAN GOVERNMENT                  TOTAL RETURN US TREASURY
BOND FUND, INC.                            FUND, INC.

By: /s/ R. Alan Medaugh                    By: /s/ R. Alan Medaugh
    --------------------------------           ------------------------
    R. Alan Medaugh                            R. Alan Medaugh
    President                                  President